UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 28, 2009

FUTURE CANADA CHINA ENVIRONMENT INC.
(Exact name of registrant as specified in its charter)

Nevada	333-150110	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

114 West Magnolia Street, Suite 437, Bellingham, Washington	98225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(360) 392-2828

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 3.02         Unregistered Sales of Equity Securities

On July 28, 2009, we granted stock options to our secretary to purchase up to 10,000 shares of our common stock at an exercise price of $0.25 per share, exercisable until July 28, 2012. We issued the stock options to one (1) non-U.S. persons (at that term as defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

On July 28, 2009, we granted stock options to five (5) individuals, including our president and secretary to purchase up to 920,000 shares of our common stock at an exercise price of $5.00 per share, exercisable until July 28, 2012. We issued the stock options to five (5) non-U.S. persons (at that term as defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 28, 2009, Mr. Rui Yang resigned as Secretary of our company. As a result of the resignation of Mr. Rui Yang on July 28, 2009, we appointed Mr. Alan Chan as Secretary of our company.

On July 28, 2009, we appointed Mr. Gang Xiang as Vice President of our company.

Mr. Chan is the President and principal shareholder of AC Capital Inc. He is a professional engineer and an entrepreneur. He graduated from university with a Bachelor of Science Degree in 1973. Since graduation, he worked in a number of industries and held various senior technical and management positions. In early 1990s, he founded the company, China Pacific Industrial Corp. to pursue joint venture projects in China, and subsequently he established two joint ventures in China. Since the mid 1990s, Mr. Chan has involved in the financial field and has assisted in the establishment of a number of public companies as well as in completing a number of financings, mergers and acquisitions. In addition, Mr. Chan has held directorship in a number of public companies, including currently with Grand Power Logistics Group Inc., Ginger Beef Corporation and Sinomar Capital Corp. As well, he is also the Chief Financial Officer of Grand Power Logistics Group Inc.

Mr. Gang Xiang is the President and Chief Executive Officer of Hongmao Group Industry Co. He graduated from the University of Hainan, former general manager of Xinjiang's Ili Branch of Science and Technology Development Corporation Zhongyuan Oilfield, and former general manager of Xian Na Trading Corporation, Dalian City. Presently, he is vice-president of Guangdong entrepreneurs Association. He was awarded patriotic entrepreneurs by “World Chinese Entrepreneurs Association”, a “honourable figure of national economic construction", "Chinese business innovative strategic planning” by the National Business Strategist Association, the National Personnel Center, “Guangzhou outstanding economic figure, 2005”, and “outstanding entrepreneur for enthusiastic support of the development of agricultural productivity in Guangdong” and other awards.

Our board of directors now solely consists of Mr. Rui Yang.

There are no family relationships among our directors or executive officers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUTURE CANADA CHINA ENVIRONMENT INC.

/s/ Rui Yang
Rui Yang
President and Director

Date August 13, 2009